Exhibit 4.7

Execution Version
FIFTH SUPPLEMENTAL INDENTURE
Supplemental Indenture (this “Supplemental Indenture”), dated as of December 17, 2025, among Keenova International Holdings LLC, a Delaware limited liability company (“Keenova International”), and Sonorant Therapeutics Limited, a private limited company under the laws of Ireland (company registration number 648696) (“Sonorant Therapeutics”) (Keenova International and Sonorant Therapeutics, each, a “Guaranteeing Subsidiary” and together, the “Guaranteeing Subsidiaries”), which Guaranteeing Subsidiaries are subsidiaries of Endo LP (or its permitted successor), Endo Finance Holdings LP (f/k/a Endo Finance Holdings, Inc.), a Delaware limited partnership (the “Issuer”), KT Finance Inc., a Delaware corporation (the “Co-Issuer”), Endo, LP, a Delaware limited partnership (f/k/a Endo, Inc.) (the “Parent”), the Subsidiary Guarantors (as defined in the Indenture referred to herein) and Computershare Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as notes collateral agent (in such capacity, the “Notes Collateral Agent”) under the Indenture referred to below.
W I T N E S S E T H
WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of April 23, 2024, by and among the parties thereto (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of 8.500% Senior Secured Notes due 2031 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee and the Notes Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and in the Indenture (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Agreement To Guarantee. Each Guaranteeing Subsidiary hereby provides an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.    No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws and the laws of certain foreign jurisdictions.
4.    NEW YORK LAW TO GOVERN; WAIVER OF JURY TRIAL. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE ISSUER AND EACH OF THE GUARANTORS CONSENT AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR U.S. FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, COUNTY OF NEW YORK, STATE OF NEW YORK IN RELATION TO ANY LEGAL ACTION OR PROCEEDING (I) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THE INDENTURE, AS SUPPLEMENTED, THE NOTES, THE GUARANTEES AND ANY RELATED DOCUMENTS (OTHER THAN ANY SECURITY DOCUMENTS WHICH SPECIFY A DIFFERENT JURISDICTION) AND/OR (II) ARISING UNDER ANY U.S. FEDERAL OR U.S. STATE SECURITIES LAWS IN RESPECT OF THE NOTES, THE GUARANTEES AND ANY SECURITIES ISSUED PURSUANT TO THE TERMS OF THE INDENTURE, AS SUPPLEMENTED. THE ISSUER AND EACH OF THE GUARANTORS WAIVE ANY OBJECTION TO PROCEEDINGS IN ANY SUCH COURTS, WHETHER ON THE GROUND OF VENUE OR ON THE GROUND THAT THE PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH GUARANTEEING SUBSIDIARY, TO THE EXTENT ORGANIZED OUTSIDE OF THE UNITED STATES, HEREBY APPOINTS THE ISSUER, AS ITS AGENT FOR SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING AND AGREES THAT SERVICE OF PROCESS UPON SAID AUTHORIZED AGENT SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING. EACH GUARANTEEING SUBSIDIARY AGREES TO DELIVER, UPON THE EXECUTION AND DELIVERY OF THIS SUPPLEMENTAL INDENTURE, A WRITTEN ACCEPTANCE BY SUCH AGENT OF ITS APPOINTMENT AS SUCH AGENT. EACH GUARANTEEING SUBSIDIARY, TO THE EXTENT ORGANIZED OUTSIDE OF THE UNITED STATES, FURTHER AGREES TO TAKE ANY AND ALL ACTION, INCLUDING THE FILING OF ANY AND ALL SUCH DOCUMENTS AND INSTRUMENTS, AS MAY BE REASONABLY NECESSARY TO CONTINUE SUCH DESIGNATION AND APPOINTMENT OF THE ISSUER IN FULL FORCE AND EFFECT FOR SO LONG AS THE INDENTURE, AS SUPPLEMENTED, REMAINS IN FORCE. THE ISSUER, EACH OF THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL

PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
5.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF or other electronic signatures shall be deemed to be their original signatures for all purposes.
6.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof .
7.    The Trustee And The Notes Collateral Agent. The Trustee and the Notes Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuer.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Keenova International Holdings LLC, as Guaranteeing Subsidiary
By:	/s/ Matthew Peters
Name: Matthew Peters
Title: Vice President of Tax and Treasurer

Sonorant Therapeutics Limited, as Guaranteeing Subsidiary
By:	/s/ Alasdair Fenlon
Name: Alasdair Fenlon
Title: Director

[Signature Page to the Endo Notes Joinder – Fifth Supplemental Indenture]

Endo Finance Holdings LP, as Issuer
By:	/s/ Matthew Peters
Name: Matthew Peters
Title: Vice President of Tax and Treasurer

Endo LP, as Parent
By:	/s/ Matthew Peters
Name: Matthew Peters
Title: Vice President of Tax and Treasurer
KT Finance Inc, as Co-Issuer
By:	/s/ Matthew Peters
Name: Matthew Peters
Title: Vice President of Tax and Treasurer

[Signature Page to the Endo Notes Joinder – Fifth Supplemental Indenture]

Computershare Trust Company, National Association, as Trustee and Notes Collateral Agent
By:	/s/ Katherine M. O’Brien Mathis
Name: Katherine M. O’Brien Mathis
Title: Vice President

[Signature Page to the Endo Notes Joinder – Fifth Supplemental Indenture]